Exhibit 99.1

Pinstripes, Inc.

Unaudited Condensed Consolidated Financial Statements

Twelve and Twenty-Four Weeks Ended October 15, 2023 and October 9, 2022

Pinstripes, Inc.

Contents

Unaudited Condensed Consolidated Financial Statements

Condensed Consolidated Balance Sheets	1

Unaudited Condensed Consolidated Statements of Operations	2

Unaudited Condensed Consolidated Statements of Redeemable Convertible Preferred Stock and Stockholders' Deficit	3

Unaudited Condensed Consolidated Statements of Cash Flows	4

Notes to Unaudited Condensed Consolidated Financial Statements	5-20

Pinstripes, Inc.

Condensed Consolidated Balance Sheets

(in thousands, except share and per share amounts)

	(Unaudited)
	October 15,	April 30,
	2023	2023
Assets:
Current Assets:
Cash and cash equivalents	$7,991	$8,436
Accounts receivable	1,121	1,310
Inventories	830	802
Prepaid expenses and other current assets	662	577
Total current assets	10,604	11,125
Property and equipment, net	69,734	62,842
Operating lease right-of-use assets	49,185	55,604
Other long-term assets	11,780	1,356
Total assets	$141,303	$130,927

Liabilities, Redeemable Convertible Preferred Stock, and Stockholders' Deficit:
Current Liabilities:
Accounts payable	$24,027	$19,305
Amounts due to customers	8,158	7,349
Current portion of long-term notes payable	2,243	1,044
Accrued occupancy costs	5,556	14,940
Other accrued liabilities	10,227	8,613
Current portion of operating lease liabilities	10,824	10,727
Total current liabilities	61,035	61,978
Long-term notes payable	41,959	36,211
Long-term accrued occupancy costs	699	2,020
Operating lease liabilities	89,888	91,398
Other long-term liabilities	1,038	850
Total liabilities	194,619	192,457

Commitments and contingencies (Note 11)

Redeemable convertible preferred stock (Note 7)	75,262	53,468

Stockholders' deficit:
Common stock (par value: $0.01; authorized: 35,000,000 shares; issued and outstanding: 6,178,962 shares at October 15, 2023 and 6,178,962 shares at April 30, 2023)	62	62
Additional paid-in capital	482	3,733
Accumulated deficit	(129,122)	(118,793)
Total stockholders' deficit	(128,578)	(114,998)
Total liabilities, redeemable convertible preferred stock, and stockholders' deficit	$141,303	$130,927

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

Pinstripes, Inc.

Unaudited Condensed Consolidated Statements of Operations

(in thousands, except per share amounts)

	Twelve Weeks Ended		Twenty-Four Weeks Ended
	October 15,	October 9,	October 15,	October 9,
	2023	2022	2023	2022
Food and beverage revenues	$19,435	$18,998	$39,952	$39,398
Recreation revenues	5,188	4,946	10,412	9,527
Total revenue	24,623	23,944	50,364	48,925

Cost of food and beverage	4,278	4,198	8,715	8,627
Store labor and benefits	9,337	9,052	18,634	18,066
Store occupancy costs, excluding depreciation	4,583	4,217	5,590	8,246
Other store operating expenses, excluding depreciation	5,134	3,864	9,556	8,178
General and administrative expenses	3,774	3,312	7,302	7,311
Depreciation expense	1,697	1,861	3,341	3,714
Pre-opening expenses	3,026	459	5,304	985
Operating loss	(7,206)	(3,019)	(8,078)	(6,202)
Interest expense	(1,908)	(265)	(3,601)	(457)
Gain on change in fair value of warrant liability	1,759	-	1,350	-
Gain (loss) on debt extinguishment (Note 4)	-	(10)	-	8,448
Income (loss) before income taxes	(7,355)	(3,294)	(10,329)	1,789
Income tax expense	(72)	96	-	144
Net (loss) income	(7,283)	(3,390)	(10,329)	1,645
Less: Cumulative unpaid dividends and change in redemption amount of preferred stock	(394)	-	(1,951)	-
Net (loss) income attributable to common stockholders	$(7,677)	$(3,390)	$(12,280)	$1,645

Basic (loss) earnings per share	$(1.17)	$(0.55)	$(1.87)	$0.27
Diluted (loss) earnings per share	$(1.17)	$(0.55)	$(1.87)	$0.10
Weighted average shares outstanding, basic	6,535	6,168	6,550	6,168
Weighted average shares outstanding, diluted	6,535	6,168	6,550	16,992

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

Pinstripes, Inc.

Unaudited Condensed Consolidated Statements of Redeemable Convertible Preferred Stock and Stockholders’ Deficit

(in thousands, except share amounts)

	Twenty-Four Weeks Ended October 15, 2023
	Redeemable Convertible Preferred Stock		Common		Additional	Accumulated	Total Stockholders'
	Shares	Amounts	Shares	Amounts	Paid-In Capital	Deficit	Deficit
Balance as of April 30, 2023	10,203,945	$53,468	6,178,962	$62	$3,733	$(118,793)	$(114,998)

Net loss			-	-	-	(3,046)	(3,046)
Issuance of Series I preferred stock	795,448	18,463
Cumulative unpaid dividends on preferred stock	-	134	-	-	(134)	-	(134)
Change in redemption amount of preferred stock	-	1,423	-	-	(1,423)	-	(1,423)
Stock based compensation			-	-	141	-	141

Balance as of July 23, 2023	10,999,393	$73,488	6,178,962	$62	$2,317	$(121,839)	$(119,460)

Net loss			-	-	-	(7,283)	(7,283)
Issuance of contingently issuable warrants			-	-	173	-	173
Reclassification of liability-classified warrants			-	-	(1,834)	-	(1,834)
Issuance of Series I preferred stock	55,200	1,380
Cumulative unpaid dividends on preferred stock	-	394	-	-	(394)	-	(394)
Stock based compensation			-	-	220	-	220

Balance as of October 15, 2023	11,054,593	$75,262	6,178,962	$62	$482	$(129,122)	$(128,578)

	Twenty-Four Weeks Ended October 9, 2022
	Redeemable Convertible Preferred Stock		Common		Additional	Accumulated	Total Stockholders'
	Shares	Amounts	Shares	Amounts	Paid-In Capital	Deficit	Deficit
Balance as of April 24, 2022	10,085,612	$52,218	6,167,254	$62	$1,650	$(111,268)	$(109,556)

Net income			-	-	-	5,035	5,035
Issuance of Series G preferred stock	105,000	1,050
Issuance of Series H preferred stock	13,333	200
Exercise of stock options			1,000	-	6	-	6
Stock based compensation			-	-	52	-	52

Balance as of July 17, 2022	10,203,945	$53,468	6,168,254	$62	$1,708	$(106,233)	$(104,463)

Net loss						(3,390)	(3,390)
Issuance of warrants			-	-	10	-	10
Stock based compensation			-	-	59	-	59

Balance as of October 9, 2022	10,203,945	$53,468	6,168,254	$62	$1,777	$(109,623)	$(107,785)

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

Pinstripes, Inc.

Unaudited Condensed Consolidated Statements of Cash Flows

(in thousands)

	Twenty-Four Weeks Ended
	October 15,	October 9,
	2023	2022
Cash flows from operating activities:
Net (loss) income	$(10,329)	1,645
Adjustments to reconcile net (loss) income to net cash used in operating activities:
Gain on modification of operating leases	(3,281)	-
Depreciation expense	3,341	3,714
Non-cash operating lease expense	2,646	2,560
Operating lease tenant allowances	1,272	2,424
Stock based compensation	361	111
Gain on change in fair value of warrant liability	(1,350)	-
Gain on extinguishment of debt	-	(8,448)
Amortization of debt issuance costs	897	9
(Increase) decrease in operating assets:
Accounts receivable	188	(56)
Inventories	(28)	(59)
Prepaid expenses and other current assets	(85)	49
Other long-term assets	(5,005)	-
(Decrease) increase in operating liabilities:
Accounts payable	3,258	3,578
Amounts due to customers	809	23
Accrued occupancy costs	(4,210)	(2,038)
Other accrued liabilities	289	(408)
Operating lease liabilities	(4,697)	(4,101)
Net cash (used in) operating activities	(15,924)	(997)

Cash flows from investing activities:
Purchase of property and equipment	(9,793)	(3,539)
Net cash (used in) investing activities:	(9,793)	(3,539)

Cash flows from financing activities:
Proceeds from stock option exercises	-	6
Proceeds from issuance of preferred stock, net	19,843	200
De-SPAC transaction costs	(1,540)	-
Principal payments on long-term notes payable	(283)	(999)
Debt issuance costs	(247)	-
Redemption of long-term notes payable	-	(100)
Proceeds from long-term borrowings	7,499	-
Net cash provided by (used in) financing activities	25,272	(893)

Net change in cash and cash equivalents	(445)	(5,429)

Cash and cash equivalents, beginning of period	8,436	8,907
Cash and cash equivalents, end of period	$7,991	$3,478

Supplemental disclosures of cash flow information:
Cash paid for interest	$2,287	$529
Supplemental disclosures of non-cash operating, investing and financing activities:
Conversion of long-term borrowings to preferred shares	$-	$1,050
(Increase) decrease in operating lease right-of-use assets	$560	$(2,654)
Non-cash finance obligation	$665	$-
Non-cash capital expenditures included in accounts payable	$2,798	$3,288
Change in redemption amount of preferred stock	$1,423	$-
Cumulative unpaid dividends on preferred stock	$528	$-

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

Pinstripes, Inc.

Notes to Unaudited Condensed Consolidated Financial Statements

(Dollars in thousands, except per share amounts)

Twelve and Twenty-Four Weeks Ended October 15, 2023 and October 9, 2022

Note 1 – Nature of Business and Basis of Presentation

Pinstripes, Inc. (“Pinstripes”, the "Company", “we”, “us, or “our”) was formed for the purpose of operating and expanding a unique entertainment and dining concept. The Company has 14 locations in nine states and generates revenue primarily from the sale of food, beverages, bowling, bocce, and hosting private events. The Company operates its business as one operating and one reportable segment.

Principles of Consolidation

The accompanying unaudited condensed consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries, Pinstripes at Prairiefire, Inc., Pinstripes Illinois, LLC, and Pinstripes, Hillsdale, LLC. All intercompany accounts and transactions have been eliminated in consolidation.

Fiscal Years

The Company’s fiscal year consists of 52/53-weeks ending on the last Sunday in April. The fiscal year ended April 30, 2023 contained 53 weeks. In a 52-week fiscal year, the first, second, and third fiscal quarters each contain twelve weeks and the fourth fiscal quarter contains sixteen weeks. In a 53-week fiscal year, the first, second, and third fiscal quarters each contain twelve weeks and the fourth fiscal quarter contains seventeen weeks.

Interim Financial Statements

The Company’s financial statements have been prepared in accordance with generally accepted accounting principles (“GAAP”) in the United States for interim financial information as prescribed by the Securities and Exchange Commission (“SEC”). Accordingly, they do not include all the information and notes required by GAAP for complete financial statements. In the opinion of management, these financial statements contain all adjustments, consisting of normal recurring accruals, necessary to present fairly the financial position, results of operations and cash flows for the periods indicated.

Certain information and footnote disclosures normally included in annual financial statements presented in accordance with US GAAP have been omitted pursuant to rules and regulations of the Securities and Exchange Commission (“SEC”). Due to the seasonality of our business, results for any interim financial period are not necessarily indicative of the results that may be achieved for a full fiscal year. In addition, quarterly results of operations may be impacted by the timing and amount of sales and costs associated with opening new locations.

These interim unaudited condensed consolidated financial statements do not represent complete financial statements and should be read in conjunction with the audited consolidated financial statements and notes thereto for the year ended April 30, 2023 included in our Annual Report.

Use of Estimates

The preparation of the unaudited condensed consolidated financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the amounts reported in the unaudited condensed consolidated financial statements and accompanying notes. Actual results could differ from those estimates.

Pinstripes, Inc.

Notes to Unaudited Condensed Consolidated Financial Statements

(Dollars in thousands, except per share amounts)

Twelve and Twenty-Four Weeks Ended October 15, 2023 and October 9, 2022

Note 1 – Nature of Business and Basis of Presentation (Continued)

Cash and cash equivalents

We consider transaction settlements in process from credit card companies and all highly-liquid investments with original maturities of three months or less to be cash equivalents. Amounts due from credit card transactions with settlement terms of less than five days are included in cash and cash equivalents. Credit and debit card receivables included within cash were $1,417 and $1,381 as of October 15, 2023 and April 30, 2023, respectively.

Revenue

Food and beverage revenues and recreation revenues are recognized when payment is tendered at the point of sale as the performance obligation has been satisfied. Food and beverage revenues include the sale of food and beverage products. Recreation revenues include bowling and bocce sales. Revenues are recognized net of discounts and taxes. Event deposits received from guests are deferred and recognized as revenue when the event is held. Event deposits received from customers in advance are included in amounts due to customers in the condensed consolidated balance sheets in the amounts of $6,679 as of October 15, 2023 and $5,453 as of April 30, 2023.

The Company sells gift cards, which do not have expiration dates, and does not deduct non-usage fees from outstanding gift card balances. Gift card sales are initially recorded by the Company as a liability and subsequently recognized as revenue upon redemption by the customer. For unredeemed gift cards that the Company expects to be entitled to breakage and for which there is no legal obligation to remit the unredeemed gift card balances to the relevant jurisdictions, the Company recognizes expected breakage as revenue in proportion to the pattern of redemption by the customers. The determination of the gift card breakage is based on the Company’s specific historical redemption patterns. The contract liability related to our gift cards is included in amounts due to customers in the condensed consolidated balance sheets in the amounts of $1,479 as of October 15, 2023 and $1,896 as of April 30, 2023. The components of gift card revenue were as follows:

	Twelve Weeks Ended		Twenty-Four Weeks Ended
	October 15,	October 9,	October 15,	October 9,
	2023	2022	2023	2022
Redemptions, net of discounts	$369	$293	$883	$666
Breakage	103	70	245	462
Gift card revenue, net	$472	$363	$1,128	$1,128

Revenues are reported net of sales tax collected from customers. Sales tax collected is included in other accrued liabilities on the condensed consolidated balance sheets until the taxes are remitted to the appropriate taxing authorities.

Pre-opening costs

Pre-opening costs, which are expensed as incurred, consist of expenses prior to opening a new store location and are made up primarily of manager salaries, relocation costs, recruiting expenses, payroll and training costs, marketing, and travel costs. These costs also include occupancy costs recorded during the period between the date of possession and the date we begin operations at a location. Pre-opening costs were $3,026 and $5,304 for the twelve and twenty-four weeks ended October 15, 2023, respectively, compared to $459 and $985 for the twelve and twenty-four weeks ended October 9, 2022, respectively, due to preparations for new locations under construction.

Pinstripes, Inc.

Notes to Unaudited Condensed Consolidated Financial Statements

(Dollars in thousands, except per share amounts)

Twelve and Twenty-Four Weeks Ended October 15, 2023 and October 9, 2022

Note 1 – Nature of Business and Basis of Presentation (Continued)

Business combination

On June 22, 2023, the Company executed a Business Combination Agreement (BCA) with Banyan Acquisition Corporation. Pursuant to the agreement, it is anticipated that the Company will merge with Banyan Acquisition Corporation. The Company anticipates the Business Combination will close in the third quarter of fiscal year 2024.

On September 26, 2023, the Company and Banyan Acquisition Corporation entered into the Amended and Restated Business Combination Agreement (“Amended BCA”), which amends and restates the previously announced Business Combination Agreement, dated as of June 22, 2023. Pursuant to the Amended BCA, the Company provided certain holders of common stock of Pinstripes prior to the closing of the Business Combination with an aggregate of 5 million shares of common stock of the post-closing combined company that are subject to vesting conditions.

The Company incurred $4,126 of costs relating to the transaction which are recorded in other long-term assets, in the unaudited condensed consolidated balance sheet as of October 15, 2023. Of the total transaction costs incurred as of October 15, 2023, $1,540 have been paid and reflected as a cash outflow from financing activities.

Recently adopted and issued accounting standards

We reviewed the accounting pronouncements that became effective for the second quarter of fiscal year 2024 and determined that either they were not applicable, or they did not have a material impact on the condensed consolidated financial statements. We also reviewed the recently issued accounting pronouncements to be adopted in future periods and determined that they are not expected to have a material impact on the consolidated financial statements.

Note 2 – Inventory

Inventories consist of the following:

	October 15,	April 30,
	2023	2023
Beverage	$582	$545
Food	248	257
Total	$830	$802

Pinstripes, Inc.

Notes to Unaudited Condensed Consolidated Financial Statements

(Dollars in thousands, except per share amounts)

Twelve and Twenty-Four Weeks Ended October 15, 2023 and October 9, 2022

Note 3 – Property and Equipment

Property and equipment, net is summarized as follows:

	October 15,	April 30,
	2023	2023
Leasehold improvements	$70,421	$61,534
Furniture, fixtures, and equipment	38,428	33,361
Building and building improvements	7,000	7,000
Construction in progress	20,847	24,568
Total cost	136,696	126,463
Less: accumulated depreciation	(66,962)	(63,621)
Property and equipment, net	$69,734	$62,842

Construction in progress relates to new locations under construction.

Note 4 – Debt

Long-term financing arrangements consists of the following:

	October 15,	April 30,
	2023	2023
PPP and SBA loans	$500	$500
Term loans	25,000	22,500
Equipment loan	16,500	11,500
Convertible notes	5,000	5,000
Finance obligations	4,397	3,995
Other	106	127
Less: Unamortized debt issuance costs and discounts	(7,301)	(6,367)
Total	44,202	37,255
Less: Current portion	(2,243)	(1,044)
Long-term notes payable	$41,959	$36,211

PPP & SBA Loans

In April 2020, the Company executed a loan pursuant to the Paycheck Protection Program (“PPP”) loans, which was administered by the Small Business Association (“SBA”) under the CARES Act and the PPP Flexibility Act of 2020, for $7,725.

During the fiscal year ended April 25, 2021, the Company executed three PPP loans totaling $3,265. Each PPP loan matured two years after issuance. The interest rate on each PPP loan was 1.0% annually.

As authorized by the provisions of the CARES Act, the Company applied for forgiveness of the PPP loans. For the twenty-four weeks ended October 15, 2023, the Company recorded a gain on the extinguishment of debt for $8,448, which includes accrued interest.

Pinstripes, Inc.

Notes to Unaudited Condensed Consolidated Financial Statements

(Dollars in thousands, except per share amounts)

Twelve and Twenty-Four Weeks Ended October 15, 2023 and October 9, 2022

Note 4 – Debt (Continued)

Term Loans

On March 7, 2023, the Company entered into a term loan facility, consisting of two tranches and detachable warrants (see Note 9), with Silverview Credit Partners LP (“Silverview”) for $35,000 that matures on June 7, 2027. As part of the transaction, the Company repaid $5,598 of term loans with Live Oak Banking Company. The interest rate on the term loan is 15%, which is payable monthly, and is collateralized by the assets of the business. At each six-month interval beginning in March of fiscal year 2024, the Company will begin repaying the principal amount. As of October 15 2023, and April 30, 2023, the principal outstanding is $22,500 related to Tranche 1.

The term loan facility has a second tranche that allows the Company to draw an additional $12,500 solely during the Tranche 2 loan availability period which ends on the earlier of September 7, 2024, or the date on which obligations shall become due and payable in full per the loan agreement. Under the Tranche 2 loan, the Company can borrow $2,500 per draw for each of five new store openings ($12,500 in aggregate). The Company had no borrowings outstanding under Tranche 2 loan as of April 30, 2023.

In relation to the above term loans, the Company incurred debt issuance costs and discounts of $5,182, of which $1,354 was debt issuance costs, $2,421 was debt discount, and $1,407 was a loan commitment asset within other long-term assets on the consolidated balance sheet as of April 30, 2023.

On August 1, 2023, the Company and Silverview entered into an agreement whereby the Company agreed to grant Silverview warrants to purchase shares of the Company common stock issuable and exercisable by Silverview if the Company obtains additional funding under Tranche 2 loan. Simultaneously, the Company amended and restated its existing warrant agreement (see Note 9).

On July 27, 2023 and September 29, 2023, the Company received $1,000 and $1,500, respectively, in additional debt proceeds from Silverview Credit Partners LP under Tranche 2 to fund expansion, which bear interest at 15% and will be payable in full on June 7, 2027. Upon the issuance of each Tranche 2 loan borrowing, the Company will reduce the Tranche 2 loan commitment asset for the proportional amount received and present the amounts as a debt issuance costs and a reduction of the borrowing proceeds (i.e., a debt discount). As of October 15, 2023, $237 has been reclassified from the loan commitment asset to debt discount of $110 and debt issuance costs of $127.

As of October 15, 2023, the Company has recorded debt issuance costs and discounts, net of amortization, of $4,539, of which $1,238 was debt issuance costs, $2,327 was debt discount, and $974 was a loan commitment asset within other long-term assets on the unaudited condensed consolidated balance sheet.

Equipment Loan

On April 19, 2023, the Company entered into a subordinated equipment loan of $11,500 and detachable warrants (see Note 9) with Granite Creek Capital Partners LLC that matures on April 19, 2028. The interest rate on the loan is 12% and is payable monthly. The loan is collateralized by the specific furniture, fixture, and equipment assets of the business. The outstanding principal will be repaid in quarterly installments equal to $431 on the last day of each calendar quarter commencing on September 30, 2024.

Pinstripes, Inc.

Notes to Unaudited Condensed Consolidated Financial Statements

(Dollars in thousands, except per share amounts)

Twelve and Twenty-Four Weeks Ended October 15, 2023 and October 9, 2022

Note 4 – Debt (Continued)

On July 27, 2023, the Company restated the term loan agreement with Granite Creek Capital Partners, LLC, to provide $5,000 in additional debt financing and detachable warrants (see Note 9) for development of new locations that matures on April 19, 2028 bears interest at 12%, and is repayable in quarterly installments beginning September 30, 2024. The Company determined that the amendment was treated as a debt modification and accordingly, no gain or loss was recognized.

In relation to the equipment loan, the Company incurred debt issuance costs and discounts of $2,770, of which $76 was recorded as debt issuance costs and $2,694 was recorded as a debt discount on the consolidated balance sheet as of April 30, 2023.

As of October 15, 2023, the Company has recorded debt issuance costs and discounts, net of amortization, of $3,736, of which $68 was debt issuance costs and $3,668 was debt discount on the unaudited condensed consolidated balance sheet.

Convertible Notes

On June 4, 2021, the Company entered into two convertible note agreements for $5,000 in the aggregate. The convertible notes accrue interest at 1.07% annually and mature on June 4, 2025. Holders of the convertible notes have the right, at their option, to convert all of the outstanding principal and accrued interest to shares of common stock equal to the quotient of (i) the outstanding principal on the convertible note divided by (ii) the Conversion Price of $10 per share. If the holders elect not to convert the loans, they are entitled to an annual premium payment equal to 6.93% of the outstanding principal amount owed. As of October 15, 2023, and April 30, 2023, accrued interest related to the premium on the convertible notes was $819 and $660, respectively.

Finance Obligations

In 2011, the Company entered into a failed sale leaseback at its Northbrook, Illinois location. The Company sold the building, fixtures, and certain personal property and assigned the ground lease to a new lessor. The Company received $7,000 from the transaction, which was accounted for as a financing obligation with repayment terms of 15 years. The obligation is repaid in monthly installment payments, which includes principal and interest at an 8.15% annual rate. As of October 15, 2023 and April 30, 2023, the principal outstanding was $3,733 and $3,995, respectively.

During the second quarter of fiscal year 2024, the Company entered into an agreement to pay for its bowling equipment for one location through a long-term payment plan. The Company will pay approximately $665 for the equipment, which was accounted for as a financing obligation with a repayment term of five years. The obligation is repaid in monthly installment payments, which includes principal and interest at a 10% annual rate. As of October 15, 2023, the principal outstanding was $665.

Pinstripes, Inc.

Notes to Unaudited Condensed Consolidated Financial Statements

(Dollars in thousands, except per share amounts)

Twelve and Twenty-Four Weeks Ended October 15, 2023 and October 9, 2022

Note 4 – Debt (Continued)

Debt Covenants

The Company is required to maintain certain financial covenants as well as certain affirmative and negative covenants under its debt arrangements. For example, the term loan requires the Company to maintain a minimum liquidity of $1 million of cash and cash equivalents and a maintenance of a minimum net leverage ratio at the end of each semiannual period beginning from September 2023. No restrictions on dividends apply as long as the Company maintains the applicable financial, affirmative, and negative covenants per its debt arrangements. In August 2023, the Company amended its term loan agreement whereby the first covenant measurement period begins in March 2024. The Company’s loan agreements contain events of default with respect to, among other things, default in the payment of principal when due or the payment of interest, fees, and other amounts due thereunder after a specific grace period, material misrepresentations and failure to comply with covenants. The Company was in compliance with its debt covenants as of October 15, 2023.

Note 5 – Income Taxes

The Company's full pretax income (loss) for the twelve weeks and twenty-four weeks ended October 15, 2023 and October 9, 2022 was from U.S. domestic operations. Our effective tax rate ("ETR") from continuing operations was (0.8)% and 0% for the twelve and twenty-four weeks ended October 15, 2023, and (1.5)% and 5.4% for the twelve and twenty-four weeks ended October 9, 2022, respectively, and consists of state income taxes. There were no significant discrete items recorded for the twelve weeks and twenty-four weeks ended October 15, 2023 and October 9, 2022, respectively.

Note 6 – Leases

The Company leases various assets, including real estate, retail buildings, restaurant equipment, and office equipment. The Company has noncancelable operating leases expiring at various times through 2036.

In June 2023, the Company entered into a lease amendment for one location that resulted in a lease modification in accordance with Accounting Standards Codification 842, Leases (ASC 842), under which the company received an abatement of $4,673 and deferral of previously unpaid rent of $4,500. The modification of the lease increased the lease liability by $2,678, decreased accrued occupancy costs by $9,173, and decreased the lease asset, which resulted in a gain of $3,281 that is included as a reduction in the Company’s store occupancy costs, excluding depreciation, line of the unaudited condensed consolidated statements of operations for the twenty-four weeks ended October 15, 2023.

As of October 15, 2023, the Company entered into additional operating leases with $93,682 in aggregate future fixed lease payments related to new locations, which have not yet commenced. As of October 15, 2023, the Company did not have control of the underlying properties.

The components of lease expense are as follows:

	Twelve Weeks Ended		Twenty-Four Weeks Ended
	October 15,	October 9,	October 15,	October 9,
	2023	2022	2023	2022
Operating lease cost	$3,545	$3,037	$3,878	$5,799
Variable lease cost	$1,570	$1,576	$2,870	$3,133
Total lease cost	$5,115	$4,613	$6,748	$8,932

The operating lease costs, except pre-opening costs of $394 and $1,003 for the twelve and twenty-four weeks ended October 15, 2023, respectively, and $266 and $444 for the twelve and twenty-four weeks ended October 9, 2022, are included within store occupancy costs on the Consolidated Statements of Operations.

Pinstripes, Inc.

Notes to Unaudited Condensed Consolidated Financial Statements

(Dollars in thousands, except per share amounts)

Twelve and Twenty-Four Weeks Ended October 15, 2023 and October 9, 2022

Note 7 – Redeemable Convertible Preferred Stock

As of October 15, 2023, the Company had nine classes of preferred stock: Series A, B, C, D, E, F, G, H and I (collectively, the “Preferred Stock”). The common stock and Preferred Stock vote on all matters as one class, with each share of common stock and each share of the Preferred Stock being entitled to one vote, and all have a par value of $0.01. There are a total of 25,000,000 shares authorized for all issuances of the Preferred Stock, including 3,132,989 unallocated shares that may be issued as any Series at the Company’s discretion. Each share of each series of Preferred Stock may be converted at any time into shares of common stock at a ratio of one to one.

The Company issued five Convertible Notes to individuals in the aggregate of $775 and three Convertible Notes to individuals in the aggregate of $375, during fiscal years 2022 and 2021, respectively. During the twenty-four weeks ended October 9, 2022, seven of the Convertible Notes in the amount of $1,050 were converted into Series G convertible preferred stock and one of the notes in the amount of $100 was repaid.

As of October 15, 2023, Preferred Stock consisted of the following:

		PREFERRED
	PREFERRED	STOCK
	STOCK	ISSUED AND	CARRYING	LIQUIDATION
	AUTHORIZED	OUTSTANDING	VALUE	VALUE
Series A	2,301,202	2,301,200	$1,151	$2,915
Series B	471,164	464,914	930	2,303
Series C	240,000	120,000	300	707
Series D	3,229,645	2,670,373	10,340	20,404
Series E	5,000,000	367,833	2,207	3,809
Series F	4,125,000	3,411,292	27,290	41,724
Series G	500,000	355,000	3,550	5,109
Series H	3,000,000	513,333	7,700	10,692
Series I	3,000,000	850,648	21,794	27,000
Total	21,867,011	11,054,593	75,262	114,663

Series A through H Preferred Stock

Each series of Preferred Stock is entitled to an 8% cumulative annual dividend upon liquidation given the Preferred Stock has not been converted to common stock. The Company may not declare or pay any dividend, nor make any other distribution (other than a dividend or distribution payable solely in shares of common stock) on or with respect to its common stock or on any class of securities with dividend rights on parity with the Preferred Stock of the Company, unless and until cumulative dividends have been paid, or declared and set aside for payment. As of October 15, 2023 and April 30, 2023, no dividends were declared or paid. The cumulative undeclared dividends are $23,013 and $20,653 in aggregate as of October 15, 2023 and April 30, 2023, respectively.

Pinstripes, Inc.

Notes to Unaudited Condensed Consolidated Financial Statements

(Dollars in thousands, except per share amounts)

Twelve and Twenty-Four Weeks Ended October 15, 2023 and October 9, 2022

Note 7 – Redeemable Convertible Preferred Stock (Continued)

In addition to matters that the holders of Preferred Stock are entitled by law to vote on separately as a class, without the approval by vote or written consent of not less than 66 2/3 percent of the outstanding shares of each series, voting as a separate class, the Company may not (a) alter or change any of the express powers, rights, preferences, privileges, qualifications, limitations, or restrictions of the Preferred Stock; (b) increase the authorized number of shares of Preferred Stock; and (c) repurchase, redeem, or otherwise reacquire shares of the common stock of the Company.

Any consolidation of the Company with, or merger of the Company into, another corporation (other than a merger with a subsidiary of the Company in which the Company is the continuing corporation and that does not result in any reclassification or change other than a change in par value, or as a result of a subdivision or combination) and any sales or conveyance to another corporation of the property of the Company in its entirety or substantially in its entirety are deemed to be a liquidation, dissolution, or winding up of the Company. As a result of such occurrence, the redeemable convertible preferred stock is recorded outside of permanent equity as these securities would become redeemable at the option of its holders. The Company has not adjusted the carrying values of the redeemable convertible preferred stock to the redemption amount of such shares in the current year because they are not currently redeemable or probable of being redeemable until such deemed liquidation events occur.

Each share of each series of Preferred Stock will automatically be converted into common stock in the event of the closing of a firm commitment underwriting public offering with a price per share that meets or exceeds the specified amount per the Preferred Stock agreement ranging from $0.50 to $15.00.

Series I Preferred Stock

Concurrently with the execution of the BCA in June 2023, affiliates of the Sponsor of Banyan Acquisition Corporation entered into a securities purchase agreement with the Company to provide $18,000 of bridge financing in the form of Series I Convertible Preferred Stock. The shares of Series I Convertible Preferred Stock will convert into the Company’s common stock in connection with the consummation of the Business Combination. On June 30, 2023 and August 1, 2023, affiliates of the Sponsor of Banyan Acquisition Company provided an additional $1,886 and $1,380, respectively, of bridge financing in the form of Series I Convertible Preferred Stock.

Series I Preferred Stock has redemption options available to holders after a certain passage of time. Redeemable shares are classified as mezzanine equity as they are redeemable based on an event that is not solely in the control of the Company. At any time, following June 22, 2030 (seven years after the earliest original issuance date of a Series I preferred stock), the holders of a majority of the then outstanding shares of our Series I Preferred Stock may deliver a liquidation demand notice to the Company requesting that the Company effect a Series I liquidation event. Within one year after its receipt of such notice, the Company shall, at its discretion, elect one of the following actions: (i) redeem the shares at their fair market value, (ii) effect the sale of all of the equity securities of the Company for cash, or (iii) effect a qualified public offering.

The Series I Preferred Stock was initially measured at fair value, which is the transaction price (i.e., proceeds received). At each reporting period end, the Company will adjust the initial Series I carrying amount to its redemption fair value. Changes in the carrying value are recognized in additional paid-in-capital. During the second quarter of fiscal year 2024, there was no change to the redemption value other than the cumulative unpaid dividends of $528.

Pinstripes, Inc.

Notes to Unaudited Condensed Consolidated Financial Statements

(Dollars in thousands, except per share amounts)

Twelve and Twenty-Four Weeks Ended October 15, 2023 and October 9, 2022

Note 7 – Redeemable Convertible Preferred Stock (Continued)

Series I Holders are entitled to cast the same number of votes equal to the number of common stock shares the Series I are convertible into on all matters except the election of members to the Board of Directors (only holders of common stock are entitled to elect members to the Board of Directors).

From and after the date of the issuance of any shares of Series I, dividends at the rate per annum of $2.00 per share shall accrue on such shares of Series I, subject to appropriate adjustment in the event of any stock dividend, stock split, combination, or other similar recapitalization affecting such shares. The Series I dividends shall accrue from day to day based on a 360-day year, whether or not declared, and shall be cumulative; provided, however, that, except as set forth in the Certificate of Designations, the Company shall be under no obligation to pay such Series I Accrued Dividends. As of October 15, 2023, the cumulative accrued Series I Preferred Stock dividend is $528. Upon conversion of a share of Series I Preferred Stock into common stock, accrued dividends with respect to such shares will cease to be accrued or payable. If the shares of Series I Preferred Stock are deemed to have converted to common stock in connection with a liquidation event, the cumulative unpaid accrued dividends will be paid in cash. Upon a De-SPAC transaction with Banyan Acquisition Corporation, the dividends shall not be payable and will be converted into common stock.

Liquidation Event

In the event of any voluntary or involuntary liquidation, dissolution, or winding up of the Company, before any distribution or payment may be made to or set apart for the holders of common stock, the holders of Series A, B, C, D, E, F, G, H and I Preferred Stock are entitled to receive from the assets of the Company the amount of $0.50, $2.00, $2.50, $3.87, $6.00, $8.00, $10.00, $15.00 and $25.00 per share, respectively, plus an amount equal to all dividends declared but unpaid to the date of such liquidation, dissolution, or winding up of the Company (the “Liquidation Value”). If the assets of the Company are legally available for distribution to holders, and the Company’s capital stock are insufficient to provide the payment in full, then the assets of the Company available are to be distributed amongst the holders of Series I first, Series H second, Series G third, to Series D, E, and F fourth, and then to Series A, B, and C stock on a pro rata basis.

Note 8 – Stock-Based Compensation

The Company’s equity incentive plan, the 2008 Equity Incentive Plan (the “Plan”), provided for the issuance of 2,900,000 common stock shares in the form of an option award or restricted stock award to eligible employees and directors. On October 19, 2023, the Board of Directors approved a new equity incentive plan, the 2023 Stock Option Plan (the “2023 Plan”), which provides for the issuance of 1,500,000 common stock shares in the form of an option award eligible to employees and directors. Under both plans, option awards vest 20% at the end of each year over 5 years and expire 10 years from the date of grant, or generally within 90 days of employee termination. There were no restricted stock awards outstanding as of October 15, 2023.

Pinstripes, Inc.

Notes to Unaudited Condensed Consolidated Financial Statements

(Dollars in thousands, except per share amounts)

Twelve and Twenty-Four Weeks Ended October 15, 2023 and October 9, 2022

Note 8 – Stock-Based Compensation (Continued)

A summary of equity classified option activity for the twenty-four weeks ended October 15, 2023 is as follows:

			Weighted-average	Aggregate
			Remaining	Intrinsic
	Number of	Weighted-average	Contractual Term	Value
Options	Options	Exercise Price	(in years)	(in thousands)
Outstanding at April 30, 2023	2,284,399	$9.84	6.56	$16,628
Granted	619,500	22.77
Exercised	-	-
Expired	(13,000)	3.35
Forfeited or cancelled	(41,047)	14.65
Outstanding at October 15, 2023	2,849,852	$12.61	6.90	$8,250
Exercisable at October 15, 2023	1,299,441	$7.53	4.64

The unrecognized expense related to our stock option plan totaled approximately $5,112 as of October 15, 2023 and will be expensed over a weighted average period of 3.04 years.

Note 9 – Warrants

As of October 15, 2023, outstanding warrants were as follows:

Warrants	Number of Warrants	Weighted-Average Exercise Price
Outstanding at April 30, 2023	483,649	$1.31
Granted	48,530	0.01
Expired	-	-
Outstanding as of October 15, 2023	532,179	$1.19

In fiscal year 2023, the Company issued 267,000 warrants to Silverview Credit Partners LP (“Silverview”), recorded at fair value in additional paid-in capital within the condensed consolidated balance sheet of $1,712, net of issuance costs. Upon surrender of these warrants, the holder is entitled to purchase one share of the Company’s common stock at $0.01. Furthermore, in fiscal year 2023, the Company issued 7,500 warrants to another service provider with an exercise price of $10 per share and fair value of $10.

On August 1, 2023, the Company and Silverview amended and restated a warrant agreement to correct the number of shares of common stock Silverview is entitled to subscribe and purchase from 258,303 to 162,946. A separate warrant agreement for 8,697 warrants of the 267,000 issued in fiscal year 2023 was not amended and the warrants remain issued. Under the term loan agreement, the Company is contractually obligated to issue a specified number of warrants to Silverview in the event the Company elects to exercise its right to obtain additional funding from Silverview under the Tranche 2 loan agreement. Therefore, the remaining warrants, are considered contingently issuable and the contingency is satisfied when a draw on Tranche 2 occurs.

Pinstripes, Inc.

Notes to Unaudited Condensed Consolidated Financial Statements

(Dollars in thousands, except per share amounts)

Twelve and Twenty-Four Weeks Ended October 15, 2023 and October 9, 2022

Note 9 – Warrants (Continued)

As a result of the amended and restated warrant agreement, the Company determined the contingently issuable warrants require recognition as a liability. The contingently issuable warrants were reclassified at their current fair value on August 1, 2023. When the contingently issuable warrants’ contingency is satisfied, the respective warrant shares will be considered indexed to the Company’s common stock and qualify for equity classification under the derivative scope exception provided by Accounting Standards Codification 815, Derivatives and Hedging (ASC 815). Upon the satisfaction of the issuance contingency, the Company shall (i) reclassify the respective warrant shares to equity and (ii) recognize any previous gains or losses in fair value through earnings during the period the shares were classified as a liability.

On August 1, 2023, the Company issued 7,629 warrant shares to Silverview in exchange for $1,000 in funding drawn under Tranche 2 loan commitment on July 27, 2023 (see Note 4). As of August 1, 2023, 179,272 shares were considered issued warrants and 87,728 shares were considered contingently issuable warrants. For accounting purposes, all 267,000 warrants were still considered issued and outstanding.

On September 29, 2023, the Company issued 11,443 warrants in exchange for the issuance of borrowing $1,500 under the Tranche 2 loan. As the contingency was satisfied for these warrants, $173 was reclassed from the warrant liability to additional paid-in-capital. As of October 15, 2023, the Company recorded a warrant liability of $1,049 in other accrued liabilities for 76,285 of the Silverview contingently issuable warrants.

In April 2023 and July 2023, the Company also issued 111,619 and 48,530 warrants, respectively, to Granite Creek Capital Partners LLC (“Granite Creek”) in connection with its equipment loan agreements. The lender has the right to require the Company to pay cash to repurchase all or any portion of the warrants or the shares of common stock issued under the warrants. The Company determined these warrants require liability classification in accordance with Accounting Standards Codification 480, Distinguishing Liabilities from Equity (ASC 480), and as a result, recorded a warrant liability of $1,925 and $2,202 in other accrued liabilities as of April 30, 2023 and October 15, 2023, respectively.

In determining the fair value of the Granite Creek warrants and Silverview contingently issuable warrants as of October 15, 2023, the Company utilized the intrinsic value valuation method using level 3 inputs consisting of the fair value of common stock as of October 15, 2023 less the exercise price of $0.01 for Silverview and previously issued Granite Creek warrants and less the exercise price of $0.001 for the Granite Creek warrants issued in July 2023. The Company adjusts the warrants to fair value at each reporting period. During the twenty-four weeks ended October 15, 2023, the change in the fair value was as follows:

Warrant liability as of April 30, 2023	$1,925
Change in fair value	409
Warrant liability as of July 23, 2023	$2,334
Granted to Granite Creek	1,015
Reclassification of liability-classified warrants	1,834
Issuance of contingently issuable shares	(173)
Change in fair value	(1,759)
Warrant liability as of October 15, 2023	$3,251

The change in fair value of the warrant is reported on a separate line item in the unaudited condensed consolidated statement of operations. Upon surrender of these warrants, the holder is entitled to purchase one share of the Company’s common stock at $0.01.

All outstanding warrants expire at the earlier of 10 years from the date of issuance (various dates during fiscal years 2024 through 2033) or upon consummation of an initial public offering by the Company or certain other company transactions and are exercisable as of October 15, 2023, excluding the contingently issuable warrants.

Pinstripes, Inc.

Notes to Unaudited Condensed Consolidated Financial Statements

(Dollars in thousands, except per share amounts)

Twelve and Twenty-Four Weeks Ended October 15, 2023 and October 9, 2022

Note 10 – Net Earnings (Loss) Per Share

Beginning in fiscal year 2024, basic net loss per share is calculated using the two-class method required for companies with participating securities. The two-class method is an earnings allocation formula under which the Company treats participating securities as having rights to earnings that otherwise would have been available to common shareholders. The Company considers Series I Preferred Stock to be a participating security as the holders are entitled to receive dividends on an as-if converted basis equal to common stock in addition to the Series I Preferred Stock dividend yield.

Basic net (loss) income per share is computed by dividing net (loss) income attributable to common shareholders by the weighted average number of common stock outstanding, including issued but unexercised pre-funded warrants outstanding, during the respective periods. As the contingently issuable warrants are contingent upon additional funding under the Tranche 2 loan being received, they have not been included in the calculation of basic net (loss) income per share. Diluted net (loss) income per share is calculated using the more dilutive of either the treasury stock, and if-converted method, as applicable, or the two-class method assuming the participating security is not converted. Diluted net (loss) income per share reflects the weighted average dilutive impact of all potentially dilutive securities from the date of issuance and is computed using the treasury stock and if-converted methods. The if-converted method is used to determine if the impact of conversion of the preferred stock into common stock is more dilutive and for Series I, if such conversion is more dilutive than the Series I dividends to net (loss) income per share. If so, the preferred stock is assumed to have been converted at the later of the beginning of the period or the time of issuance, and the resulting ordinary shares are included in the denominator and the dividends are added back to the numerator.

The Company did not declare any common stock dividends in the periods presented. The following tables provide the calculation of basic and diluted net (loss) earnings per share of common stock for the twelve and twenty-four weeks ended October 15, 2023 and October 9, 2022:

	Twelve Weeks Ended		Twenty-Four Weeks Ended
	October 15,	October 9,	October 15,	October 9,
	2023	2022	2023	2022
Numerator:
Net (loss) income	$(7,283)	$(3,390)	$(10,329)	$1,645
Cumulative unpaid dividends on preferred stock	(394)	-	(528)	-
Change in redemption amount of preferred stock	-	-	(1,423)	-
Net loss on which basic and diluted earnings per share is calculated	$(7,677)	$(3,390)	$(12,280)	$1,645
Denominator:
Weighted average common shares outstanding, basic	6,535	6,168	6,550	6,168
Dilutive awards outstanding	-	-	-	10,824
Weighted average common shares outstanding, diluted	6,535	6,168	6,550	16,992
Earnings (loss) per share:
Basic	$(1.17)	$(0.55)	$(1.87)	$0.27
Diluted	(1.17)	(0.55)	(1.87)	0.10

Pinstripes, Inc.

Notes to Unaudited Condensed Consolidated Financial Statements

(Dollars in thousands, except per share amounts)

Twelve and Twenty-Four Weeks Ended October 15, 2023 and October 9, 2022

Note 10 – Net Earnings (Loss) Per Share (Continued)

The following table conveys the number of shares that may be dilutive potential common shares in the future. The holders of these shares do not have a contractual obligation to share in the Company’s losses. The Company excluded the following potential common shares, presented based on amounts outstanding at each period end, from the computation of diluted loss per share (in thousands):

	Twelve Weeks Ended		Twenty-Four Weeks Ended
	October 15,	October 9,	October 15,
	2023	2022	2023
Stock options	2,850	2,256	2,850
Preferred stock (as converted to common shares)	12,383	10,204	12,383
Convertible debt (as converted to common shares)	513	507	513
Contingently issuable warrants	76	-	76
Warrants	105	105	105
Total common stock equivalents	15,927	13,072	15,927

Note 11 – Commitments and Contingencies

The Company is subject to certain legal proceedings and claims that arise in the ordinary course of business, including claims alleging violations of federal and state law regarding workplace and employment matters, discrimination, slip-and-fall and other customer-related incidents, and similar matters. While it is not feasible to predict the outcome of all proceedings and exposures with certainty, management believes that their ultimate disposition should not have a material adverse effect on the Company’s consolidated financial position, results of operations or cash flows.

Note 12 – Related Party Transactions

For the twelve and twenty-four weeks ended October 15, 2023 and October 9, 2022, a company owned by an individual with ownership in common shares of the Company, and who is a relative of an executive officer, performed design services and supplied furniture, fixtures, and equipment for existing and new locations under construction of $10 and $21, and $1,367 and $4,119, respectively. As of October 15, 2023 and April 30, 2023, $1,742 and $1,911 due to this related party is included in accounts payable within the condensed consolidated balance sheets, respectively.

Note 13 – Subsequent Events

The Company evaluated subsequent events through January 3, 2024, the date the quarterly financial statements were available to be issued and determined there were no additional items that required further disclosure or recognition, with the exception of additional financing.

On October 20, 2023 and December 29, 2023, the Company received $5,000 on each date in additional debt proceeds under Tranche 2 from Silverview Credit Partners LP to fund expansion, which will bear interest at 15% and will be payable in full on June 7, 2027.

Pinstripes, Inc.

Notes to Unaudited Condensed Consolidated Financial Statements

(Dollars in thousands, except per share amounts)

Twelve and Twenty-Four Weeks Ended October 15, 2023 and October 9, 2022

Note 13 – Subsequent Events (Continued)

On November 22, 2023, the Company and Banyan Acquisition Corporation entered into a Second Amended and Restated Business Combination Agreement (“2nd Amended BCA”), which amends and restates the Amended BCA, dated as of September 26, 2023. Pursuant to the Second Amended BCA, holders of common stock of Pinstripes prior to the closing of the Business Combination (excluding holders of common stock issued in connection with the conversion of the Series I Convertible Preferred Stock of Pinstripes) would receive an aggregate of 4,000,000 shares of New Pinstripes Class B Common Stock (pro rata to each such holder’s entitlement to consideration in connection with the Merger) as set forth on an allocation  schedule to be delivered by Pinstripes to Banyan at least three business days prior to the Closing, which shares shall be subject to the vesting and forfeiture conditions and restrictions on transfer as implemented in the Proposed Charter by the issuance of shares of New Pinstripes Series B-3 Common Stock, which shall convert into shares of New Pinstripes Class A Common Stock upon the satisfaction of the vesting conditions described herein. In addition, the amendment also provides that a number of shares equal to the number of shares that the Sponsor will forfeit in connection with the Closing, in accordance with the amended sponsor letter agreement, will be issued to the holders of common stock of Pinstripes prior to the closing of the Business Combination as merger consideration.

On December 4, 2023, Granite Creek exercised its outstanding warrants of 111,619 and 48,530 at an exercise price of $0.01 and $0.001, respectively.

On December 29, 2023, the Company entered into a definitive agreement with Oaktree Capital Management, L.P. (“Oaktree”) under which the Company issued Senior Secured Notes (“Senior Notes") to Oaktree, which mature in five years on December 29, 2028. The principal payment is due at maturity. The agreement provides for Senior Notes up to $90,000 in the aggregate to be funded in two issuances as follows (a) an initial purchase of $50,000 of Senior Notes (“Initial Notes”) at the closing of the BCA agreement, which occurred on December 29, 2023, and (b) an additional purchase of $40,000 of Senior Notes in the sole discretion of Oaktree to be issued no earlier than nine months and no later than 12 months after the BCA closing date (“Additional Notes”). The Company will use the proceeds from the Senior Notes for general business purposes, including the settlement of BCA related transaction costs. The Senior Notes will accrue on a daily basis calculated based on a 360-day year at a rate per annum equal to (i) 12.5% payable in arrears, at Pinstripes’ option either in cash or in kind (subject to certain procedures and conditions); provided that the interest payable in respect of any period following December 31, 2024, interest under this clause (i) will be required to be paid solely in cash, plus (ii) 7.5% payable quarterly in arrears, at Pinstripes’ option, either in cash or in kind (subject to certain procedures and conditions). The Senior Notes are collateralized by the assets and equity of the business, subject to intercreditor agreements with Silverview and Granite Creek. The Silverview and Granite Creek Notes were amended as part of the issuance of the Senior Notes. The Silverview and Granite Creek Notes were amended to include Oaktree in the intercreditor agreements and align the measurement periods for the financial covenants of all Notes. The Senior Notes, along with the amended Silverview and Granite Creek Notes, require the Company to maintain certain financial covenants, as defined. The first covenant measurement period is ending on January 6, 2025.

In conjunction with the issuance Initial Notes, Oaktree will be granted fully detachable warrants for 2,500,000 shares of common stock of New Pinstripes at a strike price equal to $0.01 per share. In the event that the volume-weighted average price per share of New Pinstripes’ common stock during the period commencing on the 91st day after the BCA is completed and ending 90 days thereafter is less than $8.00 per share or $6.00 per share, Oaktree will be granted additional warrants for 187,500 shares or 412,500 shares, respectively, of common stock of New Pinstripes at a strike price equal to $0.01 per share. These warrants may be exercised at any time for 10 years following the closing date.

Pinstripes, Inc.

Notes to Unaudited Condensed Consolidated Financial Statements

(Dollars in thousands, except per share amounts)

Twelve and Twenty-Four Weeks Ended October 15, 2023 and October 9, 2022

Note 13 – Subsequent Events (Continued)

Upon the purchase of the Additional Notes, Oaktree will be granted additional detachable warrants for 1,750,000 shares of common stock of New Pinstripes at a strike price equal to $0.01 per share. If Additional Notes are purchased and the volume-weighted average price per share of New Pinstripes’ common stock during the period commencing on the 91st day after the BCA is completed and ending 90 days thereafter is less than $6.00 per share, Oaktree will be granted additional warrants of 150,000 shares of common stock of New Pinstripes at a strike price equal to $0.01 per share. These warrants may be exercised at any time for 10 years following the closing date.